STOCK EXCHANGE AGREEMENT


                  This Stock Exchange Agreement (the "AGREEMENT") dated as of the 30th day of June 2000, is by and amongst InsiderStreet.com Inc., a Nevada corporation (hereinafter referred to as "Buyer" or "InsiderStreet") and, ebizStreet, Inc., a Nevada corporation, (the "Company" or "ebiz"), and those shareholders of ebiz who execute this Agreement or tender their share certificates (the "Shareholders"

                  WHEREAS, the respective Board of Directors of Buyer and the Company deem the acquisition by Buyer of all of the issued and outstanding capital stock of the Company on the terms set forth in this Agreement to be desirable, generally to the welfare and advantage of each, and in the best interests of the shareholders of each;

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants herein contained, and for the purpose of prescribing the terms and conditions of such acquisition, the mode of carrying it into effect, and such other details and provisions as are necessary or desirable, the parties hereto hereby represent, warrant, covenant and agree as follows:

                                    ARTICLE I
                                PLAN OF AGREEMENT

1.01 Number of Shares. Subject to the further conditions of this Agreement and the truth of the representations and warranties provided herein, the Shareholders agree to transfer to Buyer a total of 1,684,887 issued and outstanding shares of common stock of the Company (the "ebizStreet Stock") owned by the Shareholders duly endorsed for transfer in exchange for a total of 1,684,887 shares of common stock of the Buyer (the "InsiderStreet Stock"), valued at $11.937 per share for this agreement. Each Shareholder will receive one (1) share of InsiderStreet Stock for each and every share of ebizStreet Stock owned by them. The shares of InsiderStreet Stock to be issued to the Shareholders will be restricted securities as that term is defined under the Securities Act of 1933, as amended. In addition, Buyer will issue 83,773 and 83,773 shares of InsiderStreet Stock to CNet and Ingram, respectively, in accordance with the terms and conditions set forth in separate agreements.

         The total number of shares due the selling shareholders assumes that as of the date of closing that ebiz has acquired all of the issued and outstanding shares of common stock of both AMS Systems Inc. ("AMS") and HardwareStreet.com,


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Inc. ("HardwareStreet"). In addition it assumes that all of the HardwareStreet
8% Senior Secured Convertible Debentures have converted into the common stock of ebiz, and the $812,500 Convertible Notes of HardwareStreet have converted into the common stock of ebiz. To the extent that within 21 days of closing ebiz has not acquired all of the issued and outstanding shares of common stock of AMS and all of the issued and outstanding shares of common stock, 8% Senior Secured Convertible Debentures, and Convertible Notes of HardwareStreet the Buyer shall reserve for issuance such additional shares of common stock to facilitate the future acquisition of the AMS and HardwareStreet common stock , HardwareStreet 8% Senior Secured Convertible Debentures, and HardwareStreet Convertible Notes. Notwithstanding anything herein to the contrary, HardwareStreet shall have 21 days from the date of Closing to convert their 8% Senior Secured Convertible Debentures in the shares of ebiz and 14 days from the date of Closing to convert their Convertible Notes to ebiz stock.

         Buyer shall not be required to tender any share certificates to the ebiz shareholders until such time as the Shareholders tender their share certificates or execute such appropriate documentation as deemed satisfactory to indicate their consent.

         The current Shareholders shall receive such number of shares of the Buyer's shares of stock based upon their equity ownership in ebiz. Attached hereto and marked Schedule 1.01(a) is a list of the Shareholders. Attached and marked Schedule 1.01(b) is a list of the AMS shareholders and the number of ebiz shares these shareholders will be entitled to receive. Attached and marked
Schedule 1.01(c) is a list HardwareStreet shareholders, 8% Senior Secured Convertible Debenture Holders and Convertible Note Holders and the number of ebiz shares the HardwareStreet shareholders will be entitled to receive. Each Shareholder shall receive 1 share of the Buyer's common stock for each share of ebiz.

         The Shareholders who are executing this Agreement shall deliver their shares of ebiz duly endorsed for transfer in exchange for their shares of InsiderStreet. However, 10% of the ebiz shares attributable to the HardwareStreet shareholders, 8% Senior Secured Convertible Debenture Holders and Convertible Note Holders (a maximum of 67,961 shares shall be held in escrow (the "Escrow Shares") by the Company.

         The Escrow Shares shall be subject to the following terms and conditions: If it is determined that the audited revenues of HardwareStreet for 1999 is less than $22 million, then in that event, for every 1% decline in revenues, the total number of shares held in escrow attributable to the HardwareStreet shareholders, 8% Senior Secured Convertible Debenture Holders and Convertible Note Holders shall be reduced by 1%.


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

Of the 983,602 ebiz shares issued and attributable to the Stockholders of AMS, 732,283 shares shall be delivered at closing and 251,319 shares shall be held in escrow by the Company. In the event that the year 2000 audited revenues of the business attributable to AMS reaches $18,000,000, the 251,319 escrowed shares shall be released. If the audited revenues of AMS are less than $18 million, the Company may cancel the 251,319 shares held in escrow for the benefit of AMS.

                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF COMPANY

         The Company represents and warrants to Buyer that:

2.01 Incorporation, Common Stock, Etc. The Company is a corporation duly organized and existing in good standing under the laws of the State of Nevada. Attached hereto as Schedule 2.01 is a copy of the Company's good standing certificate and Articles of Incorporation. Company has full corporate power and authority to carry on its business as it is now being conducted and to own and operate its assets, businesses and properties. Company has authorized capital stock consisting of 25,000,000 shares of Common Stock, par value .001 per share. There are no preferred shares authorized. There are, and at the Closing will be no outstanding subscriptions, options, warrants, convertible securities, calls, commitments or agreements calling for or requiring issuance or transfer, sale or other disposition of any shares of capital stock of the Company or calling for or requiring the issuance of any securities or rights convertible into or exchangeable (including on a contingent basis) for shares of capital stock. All of the outstanding shares of the Company are duly authorized, validly issued, fully paid and non-assessable. There are no dividends due, to be paid or are in arrears with respect to any of the capital stock of Company.

  2.02 Company Financial Statements. Attached hereto as Schedule 2.02 are the most recent unaudited financial statements for the Company dated June 30, 2000 and HardwareStreet and AMS dated April 30, 2000. These un-audited financial




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statements present fairly the financial position of each of the Companies as of the dates set forth in the unaudited financial statements. The unaudited financial statements have been prepared in conformity with generally accepted accounting principles consistently applied and consistent with the books and records of each Company, except that the unaudited financial statements (i) were or are subject to normal year-end adjustments which were not or are not expected to be material, and (ii) may not contain footnote disclosures. There has been no material change in the financial condition of the each Company since the date of the financial statements. All known liabilities of the Company are set forth in the financial statements and there are not undisclosed liabilities of any kind or nature.

         The Company, AMS and HardwareStreet further agree to provide the Buyer within 60 days of Closing certified financial statements in conformity with Securities and Exchange Commission reporting requirements. If the Company is unable to provide the required certified financial statements or, the certified financial statements reflect a material change in the financial condition of the Company from that which was represented in the April 30, 2000 financial statements, then in that event the Buyer may, in its sole and absolute discretion and in addition to any remedies available at law, rescind this Agreement and all monies paid or advanced to ebiz, HardwareStreet or AMS by InsiderStreet shall be immediately repayable on demand by the respective parties.

2.03 Litigation. Except as set forth in Schedule 2.03, there are no actions, suits, proceedings, or investigations pending or, to the best of its knowledge, threatened or contemplated against Company, AMS or Hardware Street at law or in equity, before any federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign. The Company is not subject to any outstanding judgments or operating under or subject to or in default with respect to any order, writ, injunction or decree of any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign.

2.04 Compliance with Laws. To the best of its knowledge, the Company, HardwareStreet and AMS have respectively complied in all material respects with all laws, regulations, orders, domestic and foreign, and neither the present uses of their properties nor the conduct of its business violate any such laws, regulations, orders or requirements, and except as set forth in Schedule 2.04 (if applicable) the Company (and Hardware Street and AMS) have not received any notice of any claim or assertion that it is not so in compliance.

2.05 Indebtedness. Except as set forth in the Company, HardwareStreet or AMS Balance Sheet, the respective entities have not executed any instruments, entered into any agreements or arrangements pursuant to which the either has borrowed any money, incurred or guaranteed any indebtedness or established any line of credit which represents a liability of the Company as of the date thereof.


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

2.06 No Material Adverse Change. Since the Company, AMS and HardwareStreet Balance Sheet Dates, there has not been any material adverse change in the condition, financial or otherwise, of any or in their business taken as a whole; nor has there been any material transaction entered into by any of the entities. Each has not incurred any material obligations, contingent or otherwise except for legal and accounting fees and expenses in connection with the transactions contemplated by this Agreement. There has not been any damage, destruction or loss, whether or not covered by insurance adversely affecting any of the named company's business, property or assets; nor has AMS, HardwareStreet or the Company (a) created or incurred any indebtedness; (b) issued, sold, purchased, redeemed or granted any shares of common stock or any other securities of Company or any options, warrants or other rights to purchase any shares of common stock of any of the companies except as set forth in Schedule 2.06; (c) amended its Certificate of Incorporation or bylaws, (d) paid any obligation or liability other than obligations or liabilities reflected in its Balance Sheet dated as of the Company Balance Sheet Date or incurred any liabilities except for legal and accounting fees and disbursements incurred in the ordinary course of business or in connection with this Agreement and the transactions contemplated hereby.

2.07 No Defaults. Neither the execution nor delivery of this Agreement nor the consummation of the contemplated transaction are events which, of themselves or with the giving of notice or passage of time or both, could constitute a violation of or conflict with or result in any breach of or default under the terms, conditions or provisions of any judgment, law or regulation or of AMS, HardwareStreet or the Company's Certificate of Incorporation or Bylaws, or of any agreement or instrument to which Company is a party or by which it is bound; or could result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever on the property or assets of Company; and no consent of any third party except as expressly contemplated herein is required for the consummation of this Agreement by Company.

2.08 Corporate Action of Company. The Board of Directors of AMS, HardwareStreet and the Company have duly authorized the execution and delivery of this Agreement. Subject to the approval of the stockholders of the Company as provided herein, this Agreement constitutes a valid, legal and binding agreement of Company and is enforceable in accordance with its terms.


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

2.09 Liabilities. As of the AMS, Hardware Street and Company Balance Sheet Date, none have incurred no other liabilities except those incurred in the ordinary course of business.

2.10 Taxes. Except as set forth on Schedule 2.10, all federal, state, and local tax returns, reports and declarations of estimated tax or estimated tax deposit forms required to be filed by Company, HardwareStreet and AMS have been duly filed; each entity has paid all taxes which have become due pursuant to such returns or pursuant to any assessment received by it, and has paid all installments of estimated taxes due; and all taxes, levies and other assessments which each is required by law to withhold or to collect have been duly withheld and collected and have been paid over to the proper governmental authorities. Each has no knowledge of any tax deficiency which has been or might be asserted against each which would materially and adversely affect the business or operations of each. At Closing, each shall provide Buyer with copies of all tax returns, of any kind or nature, filed by Company, together with all accounting information.

2.11 Title to Property; Leases. Except as set forth in Schedule 2.11, AMS, HardwareStreet and the Company have good and defensible title in fee simple to, or valid and enforceable leasehold estates in, all properties and assets, which are material to its continued operations, free and clear of all liens, encumbrances, charges or restrictions or are not materially significant or important in relation to its operations and business. Except as set forth in
Schedule 2.11, all of such leases and subleases under which Company, AMS or Hardware is the lessor or sublessor, lessee or sublessee of properties or assets or under which Company holds properties or assets as lessee or sublessee are in full force and effect. Company is not in default in respect of any of the terms or provisions of any of such leases or subleases, and no claim has been asserted by anyone adverse to the Company's rights as lessor, sublessor, lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning the Company's rights to continued possession of the leased or subleased premises or assets under any such lease or sublease; and Company either owns or leases all such properties as are necessary to its operations as now conducted.

         Attached hereto and marked Schedule 2.11 is a list of all assets owned by AMS, HardwareStreet and the Company including all tangible and intangible assets and assets owned through any subsidiaries.


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

2.12 Licenses. The Company, AMS and HardwareStreet have obtained all required licenses, permits or other governmental authorization for the conduct of its business as now being conducted.

2.13 Bank Accounts. Attached hereto as Schedule 2.13 is a listing of all bank accounts and account numbers which are currently held by Company, AMS and HardwareStreet.

2.14 Contracts and Commitments. Except as set forth in Schedule 2.14, there are no contracts nor commitments of the Company HardwareStreet or AMS requiring any future payment to an officer, director, employee, agent or shareholder of Company. Also attached and marked as Exhibit 2.14 is a list of all current Company, AMS and HardwareStreet employees and the salary of each.

2.15 Representations True and Correct. This Agreement and the Schedules and Exhibits attached hereto do not contain any untrue statement of a material fact concerning Company or omits any material fact concerning Company which is necessary in order to make the statements therein not misleading. All of the representations and warranties contained herein (including all statements contained in any certificate or other instrument delivered by or on behalf of the Shareholders pursuant hereto or in connection with the transactions contemplated hereby) shall survive the Closing.

2.16 Retirement Plans. Neither the Company, AMS, HardwareStreet nor any subsidiary, or affiliate is obligated under any pension plan, profit sharing or similar employee benefit plan.

2.17 Intellectual Property Rights. Attached hereto as Schedule 2.17 is a list of all trademarks and trade names which are owned by the Company, AMS or HardwareStreet together with copies of any official notice from any issuing governing organization.

2.18 Indemnification. The Company shall indemnify and hold Buyer, its officers and directors, harmless of and in respect of:

     (1) Any damage or loss resulting from any loss, liability damage, misrepresentation, breach of warranty or non-fulfillment on the part of Company, AMS or HardwareStreet under this Agreement or from any misrepresentation or omission from any certificates or other instrument furnished to Buyer pursuant to this agreement. Notwithstanding the foregoing here shall be no right of indemnification and, Buyer shall not be entitled to a claim for indemnification for any loss resulting from any change in the price of InsiderStreet common stock.


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

     (2) All actions, suits, proceedings, demands assessments, judgments, costs and expenses incident to any of the foregoing including reasonable attorney's fees and all costs incurred by Buyer to enforce this Agreement against Company.

2.19 Status of AMS. As of the date of this Agreement or within 21 days hereof, the Company will have acquired 100% of the issued and outstanding shares of common stock of AMS. Attached and marked Schedule 2.19 are copies of all outstanding agreements to acquire all of the remaining outstanding shares of common stock of AMS. Upon acquisition of these shares, there will be no options, rights, warrants or other agreements which may be converted into shares of common stock of AMS.

2.20 Status of HardwareStreet. As of the date of this Agreement or within 21 days hereof, the Company will have acquired 85% of the aggregate issued and outstanding shares of common stock 8% Senior Secured Convertible Debentures, and Convertible Notes of HardwareStreet. Attached and marked Schedule 2.20 are copies of all outstanding agreements to acquire all of the remaining outstanding shares of common stock of HardwareStreet. The Company's 1998 Stock Option Plan and Directors Stock Option Plan of HardwareStreet will be terminated as of the date of Closing. HardwareStreet will honor options granted pursuant to such plan in accordance with the terms and conditions of such plan prior to its termination. At Closing, there are approximately_________shares that have been granted pursuant to such plans. Warrants that remain unexercised at the Closing will terminate by their respective terms. Except for the 8% Senior Secured Convertible Debentures the Convertible Notes subject to this Agreement and an option granted in the amount of ____ shares to iGo.com, Inc. there are no other outstanding subscriptions, options, warrants, convertible securities, calls, commitments or agreements calling for or requiring issuance of transfer, sale or other disposition of any shares of securities or rights convertible into or exchangeable (including on a contingent basis) for shares of capital stock of HardwareStreet.


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

                                   ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to the Shareholder and Company that:

         3.01 Incorporation, Common Stock, Etc. Buyer is a corporation duly organized and existing in good standing under the laws of the State of Nevada. The Buyer has full corporate power and authority to carry on its business as it is now being conducted and to own and operate its assets, businesses and properties. The Buyer has authorized capital stock consisting of 100,000,000 shares of Common Stock, par value $.001 per share, of which 6,400,000 were outstanding as of June 28, 2000. All of the outstanding shares of the Company are duly authorized, validly issued, fully paid and non-assessable. There are no dividends due, to be paid or are in arrears with respect to any of the capital stock of Company.

         3.02 Buyer Financial Statements. Attached hereto as Schedule 3.02 are the most recent financial statements for the Buyer dated as of April 30, 2000 as filed with the Securities and Exchange Commission. The Buyer Balance Sheet and Income Statement present fairly the financial position of Buyer as of the dates set forth in the financial statements. The Balance Sheet has been prepared in conformity with generally accepted accounting principles. ("GAAP") All liabilities of the Buyer are set forth in the financial statements and there are no undisclosed liabilities of any kind or nature.

         3.03 Litigation. Except as set forth on Schedule 3.03 there are no actions, suits, proceedings, or investigations pending or, to the best of its knowledge, threatened or contemplated against Buyer at law or in equity, before any federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign. The Buyer is not subject to any outstanding judgments or operating under or subject to or in default with respect to any order, writ, injunction or decree of any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign.

         3.04 Compliance with Laws. The Buyer has complied in all material respects with all laws, regulations, orders, domestic and foreign, and neither the present uses by Buyer of its properties nor the conduct of its business violate any such laws, regulations, orders or requirements, and the Buyer has not received any notice of any claim or assertion that it is not so in compliance.

         3.05 No Defaults. Neither the execution nor delivery of this Agreement nor the consummation of the contemplated transaction are events which, of themselves or with the giving of notice or passage of time or both, could constitute a violation of or conflict with or result in any breach of or default


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

under the terms, conditions or provisions of any judgment, law or regulation or of Buyer's Certificate of Incorporation or Bylaws, or of any agreement or instrument to which Buyer is a party or by which it is bound; or could result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever on the property or assets of Buyer; and no consent of any third party except as expressly contemplated herein is required for the consummation of this Agreement by Buyer.

         3.06 Corporate Action of Buyer. The Board of Directors of the Buyer has duly authorized the execution and delivery of this Agreement. This Agreement constitutes a valid, legal and binding agreement of Buyer and is enforceable in accordance with its terms.

         3.07 Taxes. Except as set forth on Schedule 3.07, all federal, state, and local tax returns, reports and declarations of estimated tax or estimated tax deposit forms required to be filed by Buyer have been duly filed; Buyer has paid all taxes which have become due pursuant to such returns or pursuant to any assessment received by it, and has paid all installments of estimated taxes due; and all taxes, levies and other assessments which Buyer is required by law to withhold or to collect have been duly withheld and collected and have been paid over to the proper governmental authorities. Buyer has no knowledge of any tax deficiency which has been or might be asserted against Buyer which would materially and adversely affect the business or operations of Buyer.

         3.08 Title to Property; Leases. Buyer has good and defensible title in fee simple to, or valid and enforceable leasehold estates in, all properties and assets, which are material to its continued operations, free and clear of all liens, encumbrances, charges or restrictions except as set forth in the attached
Schedule 3.08 or are not materially significant or important in relation to its operations and business. All of such leases and subleases under which Buyer is the lessor or sublessor, lessee or sublessee of properties or assets or under which Buyer holds properties or assets as lessee or sublessee are in full force and effect. Buyer is not in default in respect of any of the terms or provisions of any of such leases or subleases, and no claim has been asserted by anyone adverse to their respective rights as lessor, sublessor, lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning their respective rights to continued possession of the leased or subleased premises or assets under any such lease or sublease; and Buyer either owns or leases all such properties as are necessary to its operations as now conducted.

         3.09 Representations True and Correct. This Agreement and the Schedules and Exhibits attached hereto do not contain any untrue statement of a material fact concerning Buyer or omits any material fact concerning Buyer which is necessary in order to make the statements therein not misleading. All of the representations and warranties contained herein (including all statements contained in any certificate or other instrument delivered by or on behalf of the Buyer) shall survive the closing.



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

     3.10 Indemnification. Buyer shall indemnify and hold Company, HardwareStreet, AMS and their respective officers and directors, harmless of and in respect of:

          (1) Any damage or loss resulting from any loss, liability, damage, misrepresentation, breach of warranty or non-fulfillment on the part of Buyer under this agreement or from any misrepresentation or omission from any certificates or other instrument furnished to Company pursuant to this agreement.

          (2) All actions, suits, proceedings, demands assessments, judgments, costs and expenses incident to any of the foregoing including reasonable attorney's fees and all costs incurred by Company to enforce this agreement against Buyer.

                                   ARTICLE IV
                REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER

           The Shareholders own 100% of the issued and outstanding shares of stock of Company. The Shares are owned free and clear of any liens or encumbrances and that the Shareholders are free to transfer the Shares without the consent of any third party.

                                    ARTICLE V
                 CONDITIONS TO THE OBLIGATIONS of Buyer TO CLOSE

     The obligations of Buyer under this Agreement are, subject to the fulfillment of the following conditions at, or prior to, the closing date:

         5.01 Representations, Warranties and Covenants. All representations and warranties of Company contained in this Agreement and in any statement, certificate, schedule or other document delivered by Company pursuant hereto or in connection herewith shall have been true and accurate in all respects as of the date when made and as of the Closing Date.

         5.02 Covenants, Etc. Company shall have substantially performed and complied with each and every covenant, agreement and condition required by this Agreement to be performed or complied with by them prior to, or at, the Closing Date.

         5.03 Certificate. Company shall have delivered to Buyer a certificate of the President and Secretary of Company, dated the Closing Date, certifying to the fulfillment of the conditions set forth in Schedules 5.01 and 5.02.

      5.04 Proceedings. No action or proceedings shall have been instituted or threatened against the Company which could materially adversely affect the business of the Company. No action or proceedings shall have been instituted or threatened against any of the parties to this Agreement or their directors or officers before any court or governmental agency to restrain, prohibit or obtain substantial damages in respect of this Agreement or the consummation of the transaction contemplated hereby.


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

         5.05 Corporate Documents. Prior to Closing the Company shall furnish to Buyer copies of the Certificate of Incorporation of Company and each amendment thereto, if any, which shall be certified by a proper state official; one copy of the By-Laws and minutes of Company by its secretary or an assistant secretary as being currently in effect, and a certificate of good standing issued by the proper state officials of each state in which Company transacts business and is required to qualify.

         5.06 Document & Production. This Agreement is expressly conditioned on Company providing all identified schedules and exhibits at the time of closing.
5.07 Acquisition of Hardware Street and AMS. This Agreement is expressly conditioned upon the Company that the Company acquires 100% of the issued and outstanding shares of common stock of AMS and 85% of aggregate issued and outstanding shares of common stock, 8% Senior Secured Convertible Debentures, and Convertible Notes of HardwareStreet, and a release of lien by BlueStone Capital. If these conditions are not met within 21 days of the date of this Agreement, Buyer may rescind this Agreement in its sole and absolute discretion and all monies previously paid by Buyer shall be repaid.

                                   ARTICLE VI
                CONDITIONS TO THE OBLIGATIONS OF THE SHAREHOLDERS

The obligations of the Shareholders is subject to the fulfillment of the following conditions at or prior to the Closing Date:

         6.01 Representations, Warranties and Covenants. All representations and warranties of Buyer contained in this Agreement and in any statement, certificate, schedule or other document delivered pursuant hereto, or in connection herewith, shall have been true and accurate in all respects as of the date when made and as of the Closing Date.

         6.02 Covenants, Etc. Buyer shall have substantially performed and complied with each and every covenant, agreement and condition required by this Agreement to be performed or complied with by it prior to, or at, the Closing Date.

         6.03 Proceedings. No action or proceedings shall have been instituted or threatened against Buyer which could materially and adversely affect the business of Buyer. No actions or proceedings shall have been instituted or threatened against any of the parties to this Agreement, or their directors or officers before any court or governmental agency to restrain, prohibit or obtain substantial damages in respect to this Agreement or the consummation of the transaction contemplated hereby.



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

                                   ARTICLE VII
                            MISCELLANEOUS PROVISIONS

         7.01 Abandonment of Agreement. This Agreement may be terminated and the transaction hereby contemplated abandoned at any time prior to the Closing Date, whether before or after the approval and adoption hereof by the shareholders of each Company by (a) the mutual consent of the Board of Directors of Company and Buyer or (b) the Board of Directors of the Company if any condition to its obligations provided in this Agreement has not been met at the time such condition is to be met and has not been waived by it, or (c) by the Board of Directors of Buyer, if any condition to its obligations provided in this Agreement has not been met at the time such condition is to be met and has not been waived by it.

         7.02 Liabilities. In the event this Agreement is terminated pursuant to
Section 7.01, no party hereto shall have any liability to the other and each party shall bear their own costs incurred.

         7.03 Assignments. This Agreement may not be assigned except with the written consent of the nonassigning party. Notwithstanding the foregoing, the rights of the Shareholders to receive the Shares shall be freely assignable.


         7.04 Survival of Representations and Warranties. Company and Buyer agree all representations and warranties contained herein or made hereunder shall survive the Closing, except that any breach disclosed in writing to either party prior to Closing is waived by such party if it elects to close notwithstanding such breach.

         7.05 Notices. All notices, demands and other communications which may or are required to be given pursuant to this Agreement shall be given or made when personally delivered or when deposited in the United States Mail, first class, postage pre-paid, addressed as follows:

         If to Buyer to:            InsiderStreet.com
                                    202 E. Madison Street
                                    Tampa, FL  33602

         With a copy to:            Jeffrey Klein, Esquire
                                    23123 State Road Seven
                                    Suite 350B
                                    Boca Raton, Florida 33428

or to such other address as Company may, from time to time, designate by Notice to Buyer

         If to Company to:          EbizStreet, Inc.
                                    639 Isbell Road 4th Floor
                                    Reno, Nevada 89509

         With a copy to:            Golenbock, Eiseman, Assor & Bell
                                    437 Madison Avenue
                                    New York, New York 10022
                                    Attention:  Lawrence M. Bell, Esq.

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

or to such other addresses as Company may, from time to time, designate by notice to Buyer.

         7.06 Closing. The closing date for the contemplated transaction shall be on July 3, 2000.

         7.07 Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes and cancels any and all prior agreements between the parties relating to its subject matter. The representations, warranties, covenants and conditions of the obligations of the parties hereto may not be orally amended, modified or altered, but may be amended, modified or altered in a writing signed by each of the parties, whether before or after the meeting of shareholders of Company contemplated herein.

         7.08 Captions. The captions of Articles and Sections of Articles hereof are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

         7.09 Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Florida and jurisdiction for any dispute shall be in Florida.

         7.10 Waivers. Any failure of either party hereto to comply with any of its obligations or agreements, or to fulfill conditions herein contained may be waived in writing by the other party. No waiver by any party of any condition or the breach of any provision, term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, shall be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation, or warranty of this Agreement.

         7.11 Counterparts. This Agreement may be executed in several counterparts and all so executed shall constitute one agreement, binding upon all of the parties hereto, notwithstanding that not all of the parties are signatory to the original or the same counterpart.

         7.12 Successors. The terms covenants and conditions of the Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.

         7.13 Binding Agreement. This Agreement represents the entire agreement among the parties hereto with respect to the matters described herein and is binding upon and shall inure to the benefit of the parties hereto and their legal representatives. This Agreement may not be assigned and, except as stated herein, may not be altered or amended except in writing executed by the party to be charged.

         7.14 Legal representation- All parties to this transaction have been represented by legal counsel.

         7.15 Tax Status- This Agreement is designed to be construed as a tax free exchange under Section 368 of the Internal Revenue Code of 1986, as amended.



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         This Agreement entered into the date first entered above.


InsiderStreet.com Inc.                               WITNESS:
/s/   Raymond Miller
-----------------------                        ---------------------
BY:   Raymond Miller pres

E Biz Street Inc.

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By:
The Shareholders

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